Exhibit 21.1

Sculptor Diversified Real Estate Income Trust, Inc. Subsidiaries

Subsidiary	Jurisdiction of Formation
Sculptor Diversified REIT Operating Partnership LP	Delaware
CapGrow Holdings Member LLC	Delaware
CapGrow Holdings JV LLC	Delaware
CapGrow TRS LLC	Delaware
CapGrow Holdings JV Sub I LLC	Delaware
CapGrow Holdings JV Sub II LLC	Delaware
CapGrow Holdings JV Sub III LLC	Delaware
CapGrow Holdings JV Sub IV LLC	Delaware
CapGrow Holdings JV Sub V LLC	Delaware
CapGrow Holdings JV Sub VI LLC	Delaware
CapGrow Holdings JV Sub VII LLC	Delaware
CapGrow Holdings JV Sub VIII LLC	Delaware
CapGrow Holdings JV Sub IX LLC	Delaware
CapGrow Holdings JV Sub X LLC	Delaware
CapGrow Holdings JV Sub XI LLC	Delaware
CapGrow Sub I and Sub V SPE LLC	Delaware
CapGrow Sub III SPE LLC	Delaware
CapGrow Sub IV SPE LLC	Delaware
CapGrow Sub VI SPE LLC	Delaware
CapGrow SUB VIII SPE LLC	Delaware
CapGrow Partners LLC	Illinois
HMP Holdings LLC	Delaware
MVP Resources LLC	Florida
1213 Capital LLC	Florida
RE Fund I LLC	Illinois
RE Fund II LLC	Illinois
CapGrow LLC	Illinois
CapGrow Holdings JV Sub Commercial I LLC	Delaware
CapGrow Holdings JV Sub Commercial II LLC	Delaware
CapGrow Holdings JV Sub Commercial III LLC	Delaware
CapGrow Holdings JV Sub Commercial IV LLC	Delaware

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